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Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

EXHIBIT 10.1

[Date]

[Employee Name]
[Address]

Dear *:

Re: Election to Receive MEC Deferred Equity in Lieu of Guaranteed Bonus

You have elected to receive $                         of your guaranteed bonus ("Guaranteed Bonus") payable pursuant to your employment agreement with Magna Entertainment Corp. ("MEC") effective for fiscal 2005 in the form of a Performance Share Unit under the MEC Long-Term Incentive Plan.

Instead of receiving a Guaranteed Bonus of $                         in cash, you will receive:

  1.
  $                         of your aggregate Guaranteed Bonus in cash; and

  2.
  A Performance Share Unit Award entitling you to receive                          shares of MEC's Class A Subordinate Voting Stock ("Class A Stock"). The number of shares of Class A Stock is equal to (i) $                         divided by (ii) the closing price of MEC's Class A Stock on the last trading day of the Nasdaq National Market immediately prior to the date on which the Board approved this arrangement ($6.26).

This letter is merely intended as a brief overview of the consequences of electing to receive the Performance Share Unit Award in lieu of a portion of your Guaranteed Bonus and you are urged to consult with your own legal and tax advisers regarding your participation in this deferred equity compensation arrangement.    The terms and conditions of the Performance Share Unit Award are set forth in the Performance Share Unit Award Agreement accompanying this letter. In the event of any inconsistency between this letter and the Performance Share Unit Award Agreement, the Performance Share Unit Award Agreement shall govern. Your Performance Share Unit Award is administered by the Compensation Committee of the Board of Directors. Any interpretation, determination or other action made or taken by the Compensation Committee or the Board of Directors regarding the Performance Share Unit Awards shall be final and binding on you.

You will vest in the shares of Class A Stock (the "Award Shares") underlying your Performance Share Unit Award ratably on a daily basis based on your continued employment over the period commencing May 1, 2005 and ending December 31, 2005 (the "Vesting Schedule"). However, your vested Award Shares will only be issued to you according to the following schedule:

  1.
                           of your vested Award Shares will be issued to you on March     •    , 2006 (the "First Issue Date"); and

  2.
                           of your vested Award Shares will be issued to you on March     •    , 2007 (the "Second Issue Date" and together with the First Issue Date, the "Issue Dates").

However, in the event that your employment with MEC terminates for any reason, with or without cause, before the distribution dates referred to above, you will be issued as soon as commercially practicable after the termination date, that number of Award Shares in which you have vested in accordance with the Vesting Schedule as at the date of termination of your employment with MEC; provided, however, that, in compliance with new legislation on deferred compensation, if you are a "key employee" (generally, employees with over US$130,000 in compensation or 5% owners), then Award Shares shall not be issued to you until the six month anniversary of the date of termination of your employment with MEC (or as soon as commercially practicable thereafter). No fractional shares shall be issued, all Award Shares shall be rounded down to the nearest whole share.

Due to market fluctuation and the risk involved in investing in MEC shares, the value of the Award Shares issued to you on the Issue Dates may be higher or lower than $                        , which was the amount of Guaranteed Bonus you have elected to forego in order to receive your Performance Share Unit Award. You will be required to pay income taxes and all other payroll deductions ("Required Deductions") based on the market value of your Award Shares issued to you on each Issue Date. As such, your liability for the Required Deductions in respect of your Award Shares may be the same as, or higher or lower than, $                        . You and MEC will be required to enter into a mutually agreeable arrangement with respect to MEC's withholding obligations for the Required Deductions resulting from the distribution of your Award Shares. In this regard, please see Section 5.3 of the Performance Share Award Agreement.

Should you have any questions regarding this program, please feel free to contact me. Thank you for your continued contribution to MEC.

Yours very truly,

[Name]
[Title]

AGREED AND ACCEPTED this              day of April, 2005.

Name: Title:

MAGNA ENTERTAINMENT CORP.
PERFORMANCE SHARE UNIT AWARD AGREEMENT

        Magna Entertainment Corp., a Delaware corporation (the "Company"), hereby grants to                                       (the "Holder") as of                                                   , 2005 (the "Grant Date"), pursuant to the provisions of the Company's 2000 Long-Term Incentive Plan (the "Plan"), a Performance Share Unit (as defined in the Plan) award (the "Award") with respect to              shares of the Company's Class A Subordinate Voting Stock ("Stock"), upon and subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

        1.    Award Subject to Acceptance of Agreement.    The Award shall be null and void unless the Holder shall accept this Agreement by executing it in the space provided below and returning it to the Company.

        2.    Rights as a Stockholder.    The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Paragraph 3.1 hereof and the Holder becomes a stockholder of record with respect to such shares after distribution thereof pursuant to Paragraph 3.2 hereof.

        3.    Vesting and Distribution of Shares Subject to Award.

        3.1.    Performance Vesting Requirement.    The Award shall vest on a per diem basis during the Holder's continued employment by the Company over a 245 day vesting period beginning May 1, 2005. If the Holder ceases to be an active employee of the Company or any of its subsidiaries for any reason (a "Separation Event"), the Holder shall forfeit all rights with respect to the shares subject to the portion of the Award of Stock which has not vested as of the effective date of the Holder's termination of employment and such unvested portion of the Award shall be cancelled by the Company. Notwithstanding the vesting of any portion of a Holder's Award, there shall be no distribution of any Stock subject to the Award until a distribution of Stock subject to the Award is required to be made (i) prior to a Separation Event, as set forth in Paragraph 3.2 below, or (ii) upon the occurrence of a Separation Event, as set forth in Paragraph 3.3 below.

        3.2.    Distribution.    Provided that a Separation Event has not occurred, the Company shall issue to the Holder (unless the Holder is a "Restricted Person" (as defined below)) (i) on (or as soon as practicable thereafter) March 24, 2006, one-half of the Stock subject to the Award, rounded down to the nearest whole share, and (ii) on (or as soon as practicable thereafter) March 23, 2007, the remaining Stock subject to the Award.

        3.3.    Separation Event.    Upon the occurrence of a Separation Event (or as soon as practicable thereafter), the Company shall issue to the Holder (unless the Holder is a "Restricted Person" (as defined below)), the vested portion of the Stock subject to the Award as at the date the employee ceases to be an active employee of the Company, rounded down to the nearest whole share.

        In the event that the Holder is a Restricted Person (as defined below) and a Separation Event occurs, the Company shall issue to the Holder the vested portion (as at the date the Separation Event occurs) of the Stock subject to the Award as soon as practicable after the six month anniversary of the date the Separation Event occurs.

        "Restricted Person" means any person described in Section 416(i) of the Internal Revenue Code of 1986, as amended, without regard to subparagraph (i) thereof.

        4.    Termination of Award.    In the event that the Holder shall forfeit rights with respect to all or a portion of the shares of Stock subject to the Award, the Holder shall, upon the Company's request, promptly return this Agreement to the Company for cancellation. Such forfeiture and cancellation shall be effective regardless of whether the Holder returns this Agreement to the Company.

        5.    Additional Terms and Conditions of Award.

        5.1.    Nontransferability of Award.    The Award is not transferable by the Holder except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Holder's death). The Award may not be pledged, mortgaged, hypothecated or otherwise encumbered and shall not be subject to the claims of creditors.

        5.2.    Investment Representation.    The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under applicable securities legislation; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable. As a further condition precedent to the delivery to the Holder of any shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the shares and, in connection therewith, shall execute any documents which the Company shall in its sole discretion deem necessary or advisable.

        5.3.    Withholding Taxes.    (a) As a condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or enter into arrangements acceptable to the Company to cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, provincial, local or other laws or regulations, to withhold and pay over as income or other withholding taxes and source deductions (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

        5.4.    Adjustment.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate to prevent dilution or enlargement of the rights of the Holder under the Award, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of securities subject to the Award.

        5.5.    Compliance with Applicable Law.    The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

        5.6.    Delivery of Certificates.    Subject to Section 5.3, as soon as practicable after the distribution of the Stock subject to the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder's name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.3.

        5.7.    Award Confers No Rights to Continued Employment.    In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company.

        5.8.    Decisions of Board or Committee.    The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

        5.9.    Company to Reserve Shares.    The Company shall at all times prior to the cancellation of the Award reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares remaining subject to the Award from time to time.

        5.10.    Agreement Subject to the Plan.    This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

        6.    Miscellaneous Provisions.

        6.1.    Meaning of Certain Terms.    As used herein, the term "vest" shall mean no longer subject to forfeiture. As used herein, employment by the Company shall include employment by any affiliate or subsidiary of the Company.

        6.2.    Successors.    This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

        6.3.    Notices.    All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Magna Entertainment Corp., Attention: Corporate Secretary's Office, 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, and if to the Holder, to the last known address contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by electronic mail or facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of electronic mail or facsimile transmission, or upon receipt by the party entitled thereto if by regular mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

        6.4.    Governing Law.    This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

        6.5.    Counterparts.    This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

        6.6.    Compliance with Section 409A of the Internal Revenue Code of 1986, as amended.    This Agreement shall be operated at all times in a manner consistent with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and any Treasury Regulations or other guidance promulgated thereunder. The Company shall have the authority to amend or terminate this Agreement if the Company determines, in its sole discretion, that amendments to this Agreement, or termination of this Agreement, are required under Section 409A of the Code.

MAGNA ENTERTAINMENT CORP.
By:
Name: Title:
By:
Name: Title:
Accepted this day of , 2005.

Holder

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MAGNA ENTERTAINMENT CORP. PERFORMANCE SHARE UNIT AWARD AGREEMENT